Exhibit 10.7

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Pledge”) is made this 30th day of December, 2021, by INTEST CORPORATION, a Delaware corporation (the “Pledgor”) for benefit of M&T BANK (together with its successors and assigns, the “Lender”). Pledgor, intending to be legally bound, agrees as follows:

1.    Definitions. For purposes of this Pledge:

Accounts, documents, instruments, chattel paper, investment property, general intangibles, issuer, proceeds and security shall have the meanings given such terms in the Code.

Article 8 Matter shall mean any action, decision, determination or election by issuer or its member(s), shareholders or partners, as applicable, that its membership interests, partnership interests, stock or other equity interests, as applicable, be, or cease to be, a “security” as defined in and governed by Article 8 of the Code, and all other matters related to any such action, decision, determination or election.

Code shall mean the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania, as the same may be amended from time to time.

Collateral shall mean (i) the Equity Interests, and (ii) all economic rights, including without limitation, dividends, cash, securities and property issued, paid, declared and/or distributed in connection with the Equity Interests, or any portion thereof, and (iii) all cash, securities and other property paid, issued and/or distributed to or for the benefit of Pledgor in exchange, redemption or substitution for the Equity Interests, or any portion thereof, and (iv) all other cash, securities and property paid, issued and/or distributed to or for the benefit of Pledgor as a consequence of Pledgor’s ownership of the Equity Interests, or any portion thereof, (v) all subscription rights incident to such membership interests, (vi) all governance rights, including without limitation, all rights to vote, consent to action and otherwise participate in the management of Pledgor or Acculogic Ltd., (vii) all accounts, documents, instruments, chattel paper, investment property, and general intangibles relating to the foregoing, and (viii) all proceeds of the foregoing.

Equity Interests shall mean all those securities more specifically described on Schedule 1 attached hereto and made a part hereof.

Event of Default shall mean any and all events described in Section 8 below.

Lender Indebtedness shall mean all obligations to pay when due any debts, principal, interest, Lender Expenses, and other amounts Pledgor owes Lender now or later, whether under the Loan Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to surety bonds, cash management services, including for the avoidance of doubt ACH and credit card services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Pledgor assigned to Lender, and to perform Pledgor’s duties under the Loan Documents.

Loan Agreement shall mean that certain Amended and Restated Loan and Security Agreement dated October 15, 2021 by and among Pledgor, AMBRELL CORPORATION, a Delaware corporation, INTEST SILICON VALLEY CORPORATION, a Delaware corporation, INTEST EMS, LLC, a Delaware limited liability company, TEMPTRONIC CORPORATION, a Delaware corporation, VIDEOLOGY IMAGING CORPORATION, a Delaware corporation and Lender, as amended by that certain Joinder and Second Amendment to Amended and Restated Loan and Security Agreement dated October 28, 2021, by and AMBRELL CORPORATION, a Delaware corporation, INTEST SILICON VALLEY CORPORATION, a Delaware corporation, INTEST EMS, LLC, a Delaware limited liability company, TEMPTRONIC CORPORATION, a Delaware corporation, VIDEOLOGY IMAGING CORPORATION, a Delaware corporation, ACCULOGIC LTD., a Delaware corporation and ACCULOGIC INC., an Ontario corporation and lender, pursuant to which Lender agreed to extend certain credit facilities to Pledgor.

Loan Documents shall mean all agreements, documents and/or instruments evidencing the Lender Indebtedness and all agreements, documents and instruments collateral thereto, together with all amendments, replacements, increases, renewals and modifications of any of the foregoing, including without limitation this Pledge and the Loan Agreement.

All capitalized terms used and not otherwise defined herein shall have the respective meaning set forth therefor in the Loan Agreement.

2.    Security Interest. Pledgor hereby pledges and grants to Lender a security interest in and a lien on the Collateral and assigns, pledges and hypothecates to Lender all of its rights, title and interest in and to the Collateral, whether now or hereafter acquired or existing.

3.    Effect of Grant. The pledge of Collateral granted to Lender by Pledgor hereunder shall not be rendered void by the fact that no Lender Indebtedness exists as of a particular date, but shall continue in full force and effect until all Lender Indebtedness has been paid in full, Lender has no agreement or commitment outstanding pursuant to which Lender may extend credit to or on behalf of Pledgor and Lender has executed and delivered termination statements and/or releases and has delivered the Collateral to Pledgor.

4.    Obligations Secured. The Collateral and the continuing security interest granted therein shall secure all Lender Indebtedness. IT IS THE EXPRESS INTENTION OF PLEDGOR THAT THE COLLATERAL SHALL SECURE ALL PLEDGOR’S EXISTING AND FUTURE OBLIGATIONS TO LENDER UNDER THE LOAN DOCUMENTS OR OTHERWISE.

5.    Delivery. All original certificates and instruments representing or evidencing the Collateral, or any portion thereof, shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Lender and with guaranteed signature(s).

6.    Representations And Warranties. Pledgor hereby represents and warrants as follows, which representations and warranties shall be true and correct as of the date hereof, at the time of the creation of any Lender Indebtedness and until the Lender Indebtedness has been paid in full:

6.1    Authority. Pledgor has full right and authority to enter into this Pledge and to consummate the transactions contemplated hereby.

6.2    Title to Collateral. The Collateral is and will be owned by Pledgor free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Lender. Pledgor will defend the Collateral against any claims of all persons or entities other than the Lender.

6.3    Due Authorization and Issuance. The Equity Interests and any other Collateral consisting of securities have been duly authorized and issued to or for the benefit of Pledgor by the respective issuer and are outstanding, fully paid and non-assessable.

6.4    Due Authorization, No Legal Restrictions. The execution and delivery by Pledgor of this Pledge, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the respective terms, conditions and provisions of this Pledge: (i) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under Pledgor’s operating agreement or any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or credit agreement or instrument to which Pledgor is a party or by which Pledgor may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (ii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Pledgor, including the Collateral, under the terms or provisions of any such agreement or instrument, except liens in favor of Lender.

6.5    Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority by Pledgor is required in connection with the execution, delivery or performance by Pledgor of this Pledge or the consummation of the transactions contemplated hereby.

6.6    Pending Litigation or Proceedings. There are no judgments outstanding or actions, suits or proceedings pending or, to the best of Pledgor’s knowledge, threatened against or affecting Pledgor or the Collateral, or any portion thereof, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

6.7    Taxes. Pledgor has filed all tax returns which Pledgor is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by Pledgor except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Such returns are complete and accurate in all respects. Pledgor does not know of any proposed additional assessment or basis for any assessment of additional taxes.

6.8    Accuracy of Representations and Warranties. No representation or warranty by Pledgor contained herein or in any certificate or other document furnished by Pledgor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Pledgor knows or should know and has not disclosed to Lender, which does or may materially and adversely affect Pledgor, or the Collateral, or any portion thereof.

7.    Covenants. Pledgor covenants and agrees that until the Lender Indebtedness has been paid in full, Pledgor shall:

7.1    Sale of Collateral. Not sell, lease, transfer, assign or otherwise dispose of the Collateral, or any portion thereof.

7.2    Creation of Liens. Not create, incur or permit to exist any pledge, encumbrance, lien, security interest or charge of any kind on the Collateral, or any portion thereof, except in favor of Lender.

7.3    Other Actions. Without obtaining Lender’s prior written consent, not take any action which would or could result in (i) the dissolution, consolidation or merger of any issuer of the Collateral with or into another entity, or (ii) a change or amendment to the organizational documents of an issuer, or (iii) an issuer engaging in any other business venture or undertaking other than those in which such issuer is currently engaged, or (iv) an issuer applying for or consenting to the appointment of a receiver, trustee, or liquidator for itself or any of its property, or (v) an issuer admitting in writing its inability to pay its debts as they mature, or (vi) the general assignment by an issuer for the benefit of creditors, or (vii) the adjudication of an issuer as bankrupt or insolvent, or (viii) the filing by an issuer of a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors.

7.4    UCC Article 8. The Equity Interests (i) will continue to be “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Code, (ii) will continue to be “financial assets” (within the meaning of Section 8-102(a)(9) of the Code), (iii) will not be credited to a “securities account” (within the meaning of Section 8-501(a) of the Code), (iv) will not be dealt in or traded on a securities exchange or in a securities market, and (v) will not be “investment company securities” (within the meaning of Section 8-103 of the Code).  The certificates evidencing the Equity Interests each shall at all times state that the Equity Interests are “securities” as such term is defined in Article 8 of the Code, from time to time in effect.

7.5    Irrevocable Proxy. Solely with respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Lender, from the date of this Pledge until the termination of this Pledge in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Equity Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 7.5 shall include the right to sign Pledgor’s name (as a member, shareholder or partner of issuer, as applicable) to any consent, certificate or other document relating to an Article 8 Matter and the Equity Interests that applicable law may permit or require, to cause the Equity Interest to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Equity Interests that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Equity Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by the Pledgor pursuant to this Pledge are coupled with an interest and are given to secure the performance of the Pledgor’s obligations.

7.6    Registration of Pledge; Instructions. Cause Pledgor to register the pledge to Lender of the Collateral effected by this Pledge on the books and records of Pledgor, and comply with any and all instructions of Lender consistent with the provisions of this Pledge in respect of the Collateral.

7.7    Additional Interests. Not cause, suffer or permit Pledgor to issue any additional ownership and/or membership interests of any kind or nature, nor to take any other act, or omit to take any act, the result of which is to render the Collateral held by Pledgor to be less than the issued and outstanding Collateral owned by Pledgor as of the date of this Pledge.

7.8    Taxes. Pledgor will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon Pledgor which, if unpaid, might become a lien or charge upon any of its properties or assets.

7.9    Additional Documents and Future Actions. Pledgor will, at its sole cost, take such actions and provide Lender from time to time with such agreements, financing statements and additional instruments, documents or information as the Lender may in its discretion deem necessary or advisable to perfect, protect and maintain the security interests in the Collateral, or any portion thereof, to permit Lender to protect its interest in the Collateral, or any portion thereof, or to carry out the terms of the Loan Documents. Pledgor hereby authorizes and appoints Lender as its attorney-in-fact, with full power of substitution, to take such actions as Lender may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Pledgor’s behalf and file at Pledgor’s expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Lender to establish, maintain and protect a continuously perfected security interest in the Collateral, including, without limitation to receive, endorse and collect all certificates, instruments and securities made payable to or issued to Pledgor representing any dividend, interest, or other distribution in respect of the Collateral, or any portion thereof, and to execute on Pledgor’s behalf such other documents and notices as Lender may deem advisable to protect the Collateral and Lender’s interests therein and Lender’s rights hereunder. Such power being coupled with an interest is irrevocable. Pledgor irrevocably authorizes the filing of a carbon, photographic or other copy of this Pledge, or of a financing statement, as a financing statement, and agrees that such filing is sufficient as a financing statement.

7.10    Requested Information. With reasonable promptness, deliver to Lender all such other information as Lender may reasonably request from time to time.

8.    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

8.1    The occurrence of any event of default or default under any of the Loan Documents after expiration of any applicable notice and/or grace period permitted in such documents.

8.2    The failure of Pledgor to duly perform or observe any obligation, covenant or agreement on its part contained herein, which failure has not been cured within thirty (30) days after the occurrence thereof or such long period (not to exceed thirty (30) days) as may be necessary so long as Pledgor commences cure during the initial thirty (30) day period and is working diligently to cure the default.

8.3    Any representation or warranty of Pledgor herein is discovered to be untrue in any material respect or any statement, certificate or data furnished by Pledgor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified.

9.    Rights of Pledgor and Lender.

9.1    Before Event of Default. Prior to the occurrence of an Event of Default:

(a)    Voting. Pledgor shall be entitled to exercise any and all voting and other consensual rights arising under the Collateral, or any portion thereof, for any purpose not inconsistent with the terms of any of the Loan Documents.

(b)    Dividends; Distributions. Except as otherwise prohibited under the Loan Agreement, Pledgor shall be entitled to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral, or any portion thereof, provided, however, that any and all (i) dividends, distributions and interest paid or payable other than in cash; (ii) instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, the Collateral, or any portion thereof; (iii) dividends and other distributions paid or payable in cash with respect to the Collateral, or any portion thereof, in connection with (1) a partial or total liquidation or dissolution, or (2) a reduction of capital, capital surplus or paid-in‑surplus; and (iv) cash paid, payable or otherwise distributed in respect of principal, or redemption of, or in exchange for, the Collateral, or any portion thereof; shall be forthwith delivered to Lender to hold as Collateral and shall, if received by Pledgor, be (x) received in trust for the benefit of Lender, (y) segregated from all other property or funds of Pledgor, and (z) forthwith delivered to Lender as Collateral in the same form as so received (with any necessary documents, endorsements or assignments in blank with guaranteed signature(s).

9.2    After Event of Default. Upon the occurrence of an Event of Default and at all times thereafter:

(a)    Voting. All rights of Pledgor to (i) exercise voting and other consensual rights which Pledgor would otherwise be entitled to exercise, pursuant to Section 9.1(a), and (ii) receive dividends and interest payments which Pledgor would otherwise be authorized to receive and retain, pursuant to Section 9.1(b), shall cease, and all such rights shall thereupon become absolutely vested in Lender. Lender shall thereafter have the sole and absolute right to exercise all voting and other consensual rights, and to receive and hold as Collateral all such dividends and interest payments, without any further notice to, or consent of, Pledgor.

(b)    Dividends Held In Trust. All dividends and interest payments which are received by Pledgor contrary to the provisions of Section 9.2(a) be (i) received in trust for the benefit of Lender, (ii) shall be segregated from other property or funds of Pledgor and (iii) forthwith delivered to the Lender as Collateral in the same form as received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures).

(c)    Sale of Collateral.

(i)    Lender may exercise in respect of the Collateral and in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Code. Lender may also, without notice, except as specified below, sell the Collateral, or any part thereof, in one or more blocks at public or private sale, at any exchange or otherwise or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, five (5) days notice to Pledgor of the time and place of any public sale or private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(ii)    Pledgor recognizes that Lender may be unable to effect a public sale or disposition of any or all the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and effected in a commercially reasonable manner provided that Lender complies with the notice requirements of Section 9.2(c)(i), above. Lender shall be under no obligation to delay a sale or disposition of any of the Collateral in order to permit Pledgor to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor would agree to do so.

(d)    Application of Proceeds. Any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon the Collateral, or any portion thereof, may, in the discretion of Lender, be held by Lender as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 12) in whole or in part by Lender against all or any part of the Lender Indebtedness, in such order as Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all Lender Indebtedness shall be paid to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

9.3    Lender’s Rights. At any time and from time to time, Lender shall have the right, in its discretion and without notice to Pledgor, to transfer to or to register in the name of Lender, or any of Lender’s nominees, the Collateral, or any portion thereof, provided, however, that Pledgor shall continue to be the beneficial owner of any Collateral transferred to or registered in the name of Lender, or Lender’s nominees, prior to the occurrence of an Event of Default. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral, or any portion thereof, for certificates or instruments of smaller or larger denominations.

10.    Limitation of Liability. So long as Lender complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any other Person.

11.    No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Pledgor of any provision of this Pledge or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Pledge and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Pledge or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

12.    Certain Fees, Costs, Expenses and Expenditures. Pledgor agrees to pay on demand all costs and expenses of Lender for preparing, amending, negotiating, perfecting, administering, defending and enforcing this Pledge (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Pledgor (including without limitation fees, costs and expenses of Lender’s auditors, accountants, consultants, attorneys and other professional advisors):

13.    Protective Payments. In the event Pledgor shall fail to pay taxes, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or otherwise breaches any obligations under this Pledge, Lender in its discretion, may make expenditures for such purposes and the amount so expended (including attorney’s fees and expenses, filing fees and other charges) shall be payable by Pledgor on demand and shall constitute part of the Lender Indebtedness.

14.    Communications and Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Pledge must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Pledgor may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section:

To Pledgor:	INTEST Corporation 804 East Gate Drive, Suite 200 Mount Laurel, NJ 08054 Attention: Duncan Gilmour, Treasurer and CFO Telephone: [REDACTED] E-Mail: [REDACTED]

To Lender:	M&T Bank 210 Lake Drive East Suite 102 Woodlands Falls Corporate Park Cherry Hill, NJ 08002 Attention: Steven A. Vilardi Telephone: [REDACTED] E-Mail: [REDACTED]

15.    Waivers. Pledgor waives (i) demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of any Lender Indebtedness, (ii) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered in connection with the Lender Indebtedness or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption, (iii) any requirement for bonds, security or sureties required by statute, court rule or otherwise, and (iv) any demand for possession of Collateral prior to commencement of any suit.

16.    Choice of Law, Venue, Jury Trial Waiver, and Judicial Reference.

16.1     Pennsylvania law governs this Pledge without regard to principles of conflicts of law. Pledgor and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Philadelphia County, Pennsylvania; provided however, that nothing in this Pledge shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral, or to enforce a judgment or other court order in favor of Lender. Pledgor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Pledgor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Pledgor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Pledgor at the address set forth in, or subsequently provided to Lender in accordance with Section 14 of this Pledge and that service so made shall be deemed completed upon the earlier to occur of Pledgor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

16.2    PLEDGOR AND LENDER EACH WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS PLEDGE, THE LOAN DOCUMENTS, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS PLEDGE. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

17.    Miscellaneous Provisions.

17.1    Time Is of the Essence. Time is of the essence in Pledgor’s performance of Pledgor’s obligations hereunder.

17.2    Severability. The provisions of this Pledge and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

17.3    Headings. The headings of the Articles, Sections, paragraphs and clauses of this Pledge are inserted for convenience only and shall not be deemed to constitute a part of this Pledge.

17.4    Binding Effect. This Pledge and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

17.5    Amendment. No modification of this Pledge or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

17.6    Governing Law. This Pledge has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

17.7    No Third Party Beneficiaries. The rights and benefits of this Pledge and the Loan Documents shall not inure to the benefit of any third party.

17.8    Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Pledge.

17.9    Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Pledge by signing any such counterpart.

17.10    No Joint Venture. Nothing contained herein is intended to permit or authorize Pledgor to make any contract on behalf of Lender, nor shall this Pledge be construed as creating a partnership, joint venture or making Lender an investor in Pledgor.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Pledgor has executed this Pledge effective as of the day and year first above written.

PLEDGOR: INTEST CORPORATION, a Delaware corporation

By: /s/ Duncan Gilmour Name: Duncan Gilmour Title: Vice President, Treasurer and Secretary

Lender hereby joins in this Pledge for the sole purpose of ratifying and confirming its consent to the provisions contained in Section 16.2 above.

LENDER: M&T BANK

By: /s/ Steven A. Vilardi Name: Steven A. Vilardi Title: Vice President

DESCRIPTION OF PLEDGED SECURITIES

Certificate No.	No. Interests	Issuer	Record Owner

No. 2	100	Acculogic Ltd.	inTest Corporation